NATIONSBANK CORPORATION
                      BENEFIT SECURITY TRUST

              Trustee Removal/Appointment Agreement

     THIS TRUSTEE REMOVAL/APPOINTMENT AGREEMENT (the "Agreement") is made and entered into as of the 19th day of December, 1995 by and between NATIONSBANK CORPORATION, a North Carolina corporation (the "Company"), THE CHASE MANHATTAN BANK, N.A., a national banking association (the "Current Trustee"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Successor Trustee").

                       Statement of Purpose

     The Company maintains the NationsBank Corporation Benefit Security Trust (the "Trust") pursuant to an agreement dated June 27, 1990 between NCNB Corporation (which subsequently changed its name to NationsBank Corporation) and United States Trust Company of New York (the "Trust Agreement") to provide additional security with respect to the Company's benefit obligations under certain nonqualified employee benefit plans sponsored by the Company and its subsidiaries. The Current Trustee became the trustee of the Trust during 1995 when it acquired the corporate trust business of United States Trust Company of New York. The purpose of this Agreement is to evidence, in accordance with
Article X of the Trust Agreement, the replacement of the Current Trustee with the Successor Trustee as the trustee of the Trust effective as of January 1, 1996.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.   Removal of Current Trustee.  In accordance with Section
10.1 of the Trust Agreement, the Company hereby removes the Current Trustee as trustee of the Trust effective as of January 1, 1996. In that regard, the Company and the Current Trustee hereby waive the ninety (90) day advance written notice requirement otherwise required by Section 10.1. The removal of the Current Trustee is conditioned on the appointment of the Successor Trustee as set forth herein. As soon as practicable after January 1, 1996, the Current Trustee shall, in accordance with Section 10.3 of the Trust Agreement, assign, transfer, deliver and pay over to the Successor Trustee, in conformity with the requirements of applicable law, the "Trust Fund" under the Trust, less reserves for reasonable and necessary closing fees and expenses as they pertain to the Trust and as approved by the Company, and copies of all records and materials pertaining to the Trust and the Trust Agreement in its control or possession.

     2. Appointment of Successor Trustee. The Company hereby appoints the Successor Trustee as trustee of the Trust effective as of January 1, 1996, and the Successor Trustee hereby accepts such appointment.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers.

                              NATIONSBANK CORPORATION


                              By: /s/ Lawrence E. McCray
                                 Name: Lawrence E. McCray
                                 Title: Executive Vice President

                              "Company"


                              THE CHASE MANHATTAN BANK, N.A.


                              By: /s/ Martha Dolan
                                 Name: Martha Dolan
                                 Title: Vice President

                              "Current Trustee"


                              STATE STREET BANK AND TRUST COMPANY


                              By: /s/ Harry Ostrander
                                 Name: Harry Ostrander
                                 Title: Vice President

                              "Successor Trustee"